UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 23, 2018

Forterra, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-37921	37-1830464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor, Irving, TX	75062
(Address of Principal Executive Offices)	(Zip Code)

(469) 458-7973
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02. Results of Operations and Financial Condition.
On July 24, 2018, Forterra, Inc. (the “Company”) issued a press release announcing the matters discussed in Item 5.02 below and reaffirming the Company’s previously announced financial outlook for the fiscal quarter ended June 30, 2018, before adjustments for the recently announced sale-leaseback amendment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information included or incorporated by reference in this Item 2.02, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 24, 2018, Forterra, Inc. (the “Company”) announced an internal management realignment of its Water Pipe & Products segment. As part of the organizational realignment, the role of President of the segment will be eliminated and Mr. Vik Bhatia, the Company’s Executive Vice President, will assume responsibility for the commercial aspects of the segment. Mr. Rich Hunter, the Company’s Chief Operating Officer, will assume direct responsibility for all operations within the segment. Mr. Bill Kerfin, the President of the segment and a named executive officer for 2017, will be leaving the Company in connection with the realignment, effective July 23, 2018.
Mr. Kerfin entered into an employment agreement with the Company’s wholly-owned subsidiary, USP Holdings, Inc. dated April 26, 2016 (the “Employment Agreement”) under which he is entitled to certain benefits in the event his employment is terminated. Mr. Kerfin’s separation from the Company is considered a termination without cause (as defined in the Employment Agreement), and as such he is entitled to receive the benefits detailed in his Employment Agreement in the event of such a separation, including continued payment of his annual base salary at the time of separation, which was $375,000, for a period of twelve months after post-termination, a pro-rated annual bonus payment for 2018 (based on actual Company performance for the year), payable at the time that the Company pays bonuses to other executives for fiscal year 2018, and continuation of health coverage under COBRA at the rates applicable to him immediately prior to termination of his employment for a period of twelve months post-termination, with all such benefits payable subject to execution and non-revocation of a general release of all claims against the Company and continued compliance with certain restrictive covenants outlined in the Employment Agreement.

Item 9.01 - Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 26, 2016 by and between the Company and Bill Kerfin.
99.1	Press Release issued by Forterra, Inc. on July 24, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

/s/ Lori M. Browne
Lori M. Browne
Executive Vice President, General Counsel and Secretary
Date: July 24, 2018